CLEARWATER INVESTMENT TRUST



                            Clearwater Small Cap Fund

                        332 Minnesota Street, Suite 2100
                            St. Paul, Minnesota 55101



                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            To be held June 24, 1999



         A special meeting of shareholders of the fund (meeting) will be held on Thursday, June 24, 1999, at 8:30 a.m. (Central time) at 332 Minnesota Street, Suite 2100, St. Paul, Minnesota 55101 for the following purposes:

(1)  To approve the subadvisory contract with Kennedy Capital Management; and

(2) To transact other business that may properly come before the meeting or any adjournment of the meeting.

                Your Trustees Unanimously Recommend That You Vote
                         Vote In Favor Of this Proposal.

         Fund shareholders of record at the close of business on April 30, 1999 will be entitled to vote at the meeting or at any adjournment of the meeting. The proxy statement and proxy card are being mailed to shareholders on or about May 21, 1999.

         It is important that you return your signed and dated proxy card promptly, regardless of the size of your holdings, so that a quorum may be assured.

                                               By order of the board of trustees



                                                      Philip W. Pascoe, Chairman

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



May 21, 1999
                           CLEARWATER INVESTMENT TRUST



                            Clearwater Small Cap Fund

                        332 Minnesota Street, Suite 2100
                            St. Paul, Minnesota 55101



                                 PROXY STATEMENT

                                     GENERAL

         This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the board of trustees of Clearwater Investment Trust (trust) to be used at the special meeting of shareholders (meeting) of Clearwater Small Cap Fund (fund) to be held at 332 Minnesota Street, Suite 2100, St. Paul, Minnesota 55101 on Thursday, June 24, 1999, at 8:30 a.m. (Central time) for the purpose set forth in the accompanying Notice of Meeting.

         The trustees have fixed the close of business on April 30, 1999 as the record date (record date) for determining the shareholders of the fund entitled to notice of and to vote at the meeting. These shareholders will be entitled to one vote per share at the meeting or any adjournment of the meeting. On the record date, _______shares of beneficial interest of the fund were outstanding. Appendix A sets forth the persons who owned beneficially or of record more than 5% of the fund's shares on the record date.

         Proxies will be solicited by mail and also may be solicited in person or by telephone by officers of the trust, Clearwater Management Company (CMC), the fund's investment adviser, or the trustees.

         This  proxy   statement   and  the  proxy  card  are  being  mailed  to
shareholders on or about May 21, 1999.

                                   PROPOSAL 1

                     Approval of a new subadvisory contract
                         with Kennedy Capital Management


General

         CMC provides investment advisory services to the fund pursuant to a management contract that was approved by shareholders on February 24, 1998. CMC is a Minnesota corporation, is registered as an investment adviser under the Investment Advisers Act of 1940 (Advisers Act) and is located at 322 Minnesota Street, St. Paul, Minnesota 55101. CMC and the fund's trustees have delegated responsibility to manage the fund's investment portfolio to Kennedy Capital Management (KCM) pursuant to a subadvisory contract among CMC, the trust, on behalf of the fund, and KCM (existing subadvisory contract).

         KCM has been providing subadvisory services to the fund since January 1, 1994. The existing subadvisory contract was approved by the trustees on December 31, 1993 in reliance on a provision of the Investment Company Act of 1940, as amended (1940 Act), and by shareholders on April 20, 1994. Shareholders also approved an amendment to the existing subadvisory contract on February 24, 1998. KCM is a Missouri corporation, is registered as an investment adviser under the Advisers Act, and is located at 10829 Olive Boulevard, St. Louis, Missouri, 63141.

         The trust is registered and regulated as an investment company under the 1940 Act. The 1940 Act provides that an investment company's investment subadvisory agreement terminates automatically upon its "assignment." Under the 1940 Act, a direct or indirect transfer of a controlling block of the voting securities of any person controlling an investment subadviser is deemed to be an assignment. As described further below, the ownership of KCM has changed and the existing subadvisory contract has terminated as a result of that change.

The change of control

         KCM was founded in 1980 by Mr. Gerald T. Kennedy to offer advice, investment management and related services to institutional and individual clients. On March 17, 1999, Mr. Kennedy died unexpectedly. At the time of his death, approximately 75% of the stock of KCM was held in a trust of which Mr. Kennedy was the beneficiary. No other person or entity at that time owned more than 10% of the stock of KCM. The 1940 Act presumes that beneficial ownership of more than 25% of a company's stock gives the owner "control" over the company. Since Mr. Kennedy's death, beneficial ownership of his stock has been transferred to a marital trust for the benefit of his wife, Elizabeth Kennedy.

         To provide for continuity of investment subadvisory services to the fund as a result of the change in control of KCM, the trustees, including the trustees who are not "interested" persons of the trust, CMC or KCM at a meeting held on April 16, 1999, voted to approve, and recommended that the fund's shareholders approve, a new subadvisory contract (new subadvisory contract) with KCM. Under the new subadvisory contract, KCM will continue to provide investment portfolio management services to the fund. Approval of the new subadvisory contract will not increase the subadvisory fee rate paid by the fund.

         During the period from March 17, 1999 to April 16, 1999, KCM agreed to continue to provide services to the fund on the same terms as in the existing subadvisory agreement. Fees that would have been paid to KCM during that period have been held in escrow by CMC pending shareholder approval of the terms of the new subadvisory contract. Your vote to approve the new subadvisory contract will be considered to include approval of payment to KCM of its fee for subadvisory services to the fund during the period from March 17 to April 16, 1999.

Material terms of the new subadvisory contract

         The material terms of the new subadvisory contract are substantially identical to those of the existing subadvisory contract. The following discussion of the new subadvisory contract is only a summary of the form of the contract attached to the proxy statement as EXHIBIT A. You should read the entire form of contract.

         The new subadvisory contract provides that (i) KCM will, subject to the supervision of CMC and the board of trustees, regularly provide the fund with advice concerning the investment management of the fund's portfolio as appropriate to the achievement of the investment objectives and place orders for the purchase and sale of portfolio securities of the fund; (ii) the new subadvisory contract will remain in full force and effect for two years from the date it was signed and from year to year thereafter upon the approvals required by the 1940 Act and will terminate automatically in the event of its assignment;
(iii) in the event that the new subadvisory contract terminates during any portion of a year, the fee due to KCM shall be prorated for that portion of a calendar quarter during which the contract was in effect; and (iv) KCM is not liable to CMC, the trust or any shareholder, except for willful misfeasance, bad faith or gross negligence or for reckless disregard of its obligations and duties under the contract.

Material difference between the existing subadvisory contract and the new subadvisory contract

         Amendment and Approval Provisions. The SEC occasionally issues rules or grants exemptive relief from certain specific requirements of the 1940 Act when it believes that such actions are in the public interest. The existing subadvisory contract recites word for word certain provisions of the 1940 Act with respect to trustee and shareholder approval of amendments to the contract and the annual approval of the contract. The new subadvisory contract has been revised to delete these specific recitations and states that amendments and approvals will be obtained in accordance with the requirements of the 1940 Act, as such requirements may be modified by rule, regulation or order of the SEC. Although the wording in the new subadvisory contract has changed, the contract still requires that it can only be amended or approved on an ongoing basis in accordance with the regulatory requirements of the 1940 Act.

Trustees' evaluation

         The trustees have considered several factors relating to the new subadvisory contract with KCM and believe that it would be in the best interests of the fund and its shareholders that the new subadvisory contract with KCM be approved to permit KCM to continue to serve as the fund's subadviser. In making this determination, the trustees considered KCM's qualifications as an investment adviser, the nature of the services provided in the past and to be provided to the fund by KCM, and KCM's investment strategy. The trustees also considered the fund's performance history since KCM assumed responsibility to manage the fund's investment portfolio in 1994 and the fact that the change in ownership is not expected to result in any changes to the investment philosophy at KCM, the management of KCM or the portfolio manager assigned to manage the fund's investments. The trustees approved the subadvisory fee to be paid by CMC to KCM based on its analysis of the factors described above. The trustees believe the new subadvisory contract and the proposed subadvisory fee to be reasonable and fair, and the appointment of KCM to be in the best interests of the fund's shareholders.

         In evaluating the change to the approval and amendment provisions of the new subadvisory contract, the trustees noted that although the text of the contract was amended, the amendments would not alter the requirement that the subadvisory contract be approved in accordance with the regulatory requirements of the 1940 Act as in effect at the time of the approval. The trustees determined that the amended provisions continue to provide the protection afforded to the fund and the shareholders by the 1940 Act.

Trustees' Recommendation

         The trustees unanimously recommend that you vote to approve the subadvisory contract with KCM.

Required Vote

         Approval of the new subadvisory contract requires an affirmative vote of a majority of the outstanding shares of the fund which means the vote of the lesser of (i) 67% or more of the shares present at the meeting, if the holders of more than 50% of the shares of the fund are present or represented by proxy, or (ii) more than 50% of the fund's outstanding shares. If the fund's shareholders do not approve the new subadvisory contract, the trustees will seek to obtain interim advisory services for the fund either from KCM or from another advisory organization. Thereafter, the trustees would either negotiate a new subadvisory contract with an advisory organization selected by the trustees or make other appropriate arrangements, subject to any required approval by the fund's shareholders.



                             ADDITIONAL INFORMATION


Other Business

         As of the date of this proxy statement, the trustees are not aware of any matters to be presented for action at the meeting other than those described above. Should other business properly be brought before the meeting, it is intended that the accompanying proxy will be voted in accordance with the judgment of the persons named as proxies.

Proxies and Voting at the Meeting

         The enclosed proxy is revocable by a shareholder at any time before it is exercised by written notice to the trust (addressed to the secretary at the trust's principal executive offices), by executing a superseding proxy or by attending the meeting and voting in person. All valid proxies received prior to the meeting (including any adjournment of the meeting) will be voted at the meeting. Matters on which a choice has been provided will be voted as indicated on the proxy card and, if no instruction is given, the persons named as proxies will vote the shares represented by the proxy in favor of the proposal and will use their best judgment in connection with the transaction of any other business that may properly come before the meeting.

         In the event that at the time the meeting is called to order a quorum is not present in person or by proxy, the persons named as proxies may vote those proxies which have been received to adjourn the meeting to a later date. In the event that a quorum is present but sufficient votes in favor of the proposal have not been received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any adjournment will require the affirmative vote of a majority of the shares of the fund present in person or by proxy at the meeting. The persons named as proxies will vote those proxies which they are entitled to vote in favor of the proposal in favor of an adjournment, and will vote those proxies required to be voted against the proposal against an adjournment.

         A majority of the shares of the fund outstanding and entitled to vote will be a quorum for the transaction of business at the meeting, but any lesser number will be sufficient for adjournments. Abstentions will be treated as shares that are present and entitled to vote with respect to the proposal, but will not be counted as a vote in favor of the proposal. Accordingly, an abstention from voting on the proposal has the same effect as a vote against the proposal.

Manner and cost of proxy solicitation

         In addition to the solicitation by use of the mails, certain officers and employees of CMC, none of whom will receive compensation for their services other than their regular salaries, may solicit the return of proxies personally or by telephone or fax. CMC will bear all of the costs associated with the meeting, including the cost of solicitation.

Shareholder proposals

         The trust is not required and does not intend to hold a meeting of shareholders each year. Instead, meetings will be held only when and if required. Any shareholders desiring to present a proposal for consideration at the next meeting of fund shareholders must submit the proposal in writing, so that it is received by the fund within a reasonable time before any meeting.

Other Information

         The trust is an affiliated person of Weeden Securities Corporation (Weeden). During 1998, the fund engaged in no securities transactions with Weeden.


               It is important that proxies be returned promptly.






May 21, 1999


                                                Clearwater Small Cap Fund
                           Ownership of Trustees, Officers, Nominees and Other 5% Shareholders
                  Personal/Rev      Sole Voting     Shared Voting    Sole Investment       Shared          Spouse
                                                                                         Investment

    FTW               49,730.565       49,730.565       561,971.299       49,730.565       611,573.303     16,547.714
                           1.86%            1.86%            20.98%            1.86%            22.83%          0.62%
    PWP                    0.000            0.000             0.000            0.000        49,602.004          0.000
                                                                                                 1.85%
    RJP                    0.000        1,109.350        56,235.182        1,109.350        56,235.182        155.290
                                            0.04%             2.10%            0.04%             2.10%          0.01%
    SBCJR                  0.000            0.000             0.000            0.000             0.000          0.000
    SRDJR            119,535.878      119,535.878        85,308.904      119,535.878        85,308.904          0.000
                           4.46%            4.46%             3.18%            4.46%             3.18%
    DCT                8,847.560        8,847.560        55,909.229        8,847.560       105,511.233          0.000
                           0.33%            0.33%             2.09%            0.33%             3.94%
    WJD               20,762.407      195,952.295       129,676.971       20,762.407       294,225.455     50,093.988
                           0.77%            7.31%             4.84%            0.77%            10.98%          1.87%
    DCW               17,256.610       17,256.610       308,864.510       17,256.610       308,864.510            N/A
                           0.64%            0.64%            11.53%            0.64%            11.53%
    GHW                    0.000            0.000       540,322.364            0.000       540,322.364          0.000
                                                             20.17%                             20.17%
    WTW               24,996.546       27,180.155       456,289.145       27,180.155       505,891.149          0.000
                           0.93%            1.01%            17.03%            1.01%            18.88%
    DMW                    0.000            0.000       192,375.922            0.000       192,375.922          0.000
                                                              7.18%                              1.18%
    WSRIII                 0.000        6,824.278       209,442.242        6,824.278       209,442.242          0.000
                                            0.25%             7.82%            0.25%             7.82%
    CAW              115,061.812      115,061.812       116,357.047      115,061.812       116,357.047            N/A
                           4.29%            4.29%             4.34%            4.29%             4.34%
    ERT               10,641.322       10,641.322       356,194.599       10,641.322       356,194.599          0.000
                           0.40%            0.40%            13.30%            0.40%            13.30%

    Key
    Trustees and Officer                          Other 5% Holders
    FTW      Frederick T. Weyerhaeuser*           WJD      W. John Driscoll*               ERT      Edward R. Titcomb*
    PWP      Philip W. Pascoe**                   DCW      David C. Weyerhaeuser*
    RJP      Robert J. Phares*                    GHW      George H. Weyerhaeuser**
    SBCJR    Samuel B. Carr, Jr.*                 WTW      William T. Weyerhaeuser**
    SRDJR    Stanley R. Day, Jr.*                 DMW      David M. Weyerhaeuser**
    DCT      Daniel C. Titcomb*                   WSRIII   Walter S. Rosenberry, III*

     *332 Minnesota Street, Suite 2100, St. Paul, MN 55101-1394.

     **1145 Broadway, Suite 1500, P.O. Box 1278, Tacoma, WA 98402.

EXHIBIT A


                 SUBADVISORY CONTRACT AMONG THE TRUST, ON BEHALF
                    OF CLEARWATER SMALL CAP FUND, CMC AND KCM


                              SUBADVISORY CONTRACT


         AGREEMENT made as of the 16th day of April, 1999, by and among CLEARWATER INVESTMENT TRUST, a Massachusetts business trust (the "Trust"), CLEARWATER MANAGEMENT CO., INC., a Minnesota corporation (the "Manager"), and KENNEDY CAPITAL MANAGEMENT, a Missouri corporation (the "Subadviser").


                              W I T N E S S E T H:


         WHEREAS, the Manager desires to utilize the services of the Subadviser as financial counsel with respect to Clearwater Small Cap Fund (the "Fund"), a separate series of the Trust; and

         WHEREAS, the Subadviser is willing to perform such services on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants and benefits herein contained, it is agreed as follows:

         1. The Subadviser's Services. The Subadviser will serve the Manager as financial counsel with respect to the Fund which is under the management of the Manager pursuant to the Management Contract dated March 1, 1998 between the Manager and the Trust. Subject to the supervision of the Manager, the investment policies and restrictions applicable to the Fund as set forth in the registration statement of the Trust filed with the Securities and Exchange Commission and such resolutions as from time to time may be adopted by the Trust's Trustees and furnished to the Subadviser, the Subadviser is hereby authorized and directed and hereby agrees to develop, recommend and implement such investment program and strategy for the Fund as may from time to time in the circumstances appear most appropriate to the achievement of the investment objectives of the Fund as stated in the aforesaid registration statement, to provide research and analysis relative to the investment program and investments of the Fund, to determine what securities should be purchased and sold and what portion of the assets of the Fund should be held in cash or cash equivalents or other assets and to monitor on a continuing basis the performance of the portfolio securities of the Fund. In addition, the Subadviser will place orders for the purchase and sale of portfolio securities and will advise the Manager and the custodian for the Fund on a prompt basis of each purchase and sale of a portfolio security specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, commission and gross or net price, trade date, settlement date and identity of the effecting broker or dealer. From time to time as the Trustees of the Trust or the Manager may reasonably request, the Subadviser will furnish to the Trust's officers and to each of its Trustees reports on portfolio transactions and reports on issues of securities held by the Fund, all in such detail as any such Trustee or the Manager may reasonably request.

The Subadviser also will inform the Trust's officers and Trustees on a current basis of changes in investment strategy or tactics. The Subadviser will make its officers and employees available to meet with the Trust's officers and Trustees and the Manager's officers and Directors at least quarterly on due notice to review the investments and investment program of the Fund in the light of current and prospective economic and market conditions.

         2.       Avoidance of Inconsistent Position.

         (a) In connection with purchases and sales of portfolio securities for the account of the Fund, the Subadviser will not act as a principal or agent or receive any commission except as permitted by the Investment Company Act of 1940, as amended (the "1940 Act"). The Subadviser shall arrange for the placing of all orders for the purchase and sale of portfolio securities for the Fund's account with brokers or dealers selected by the Subadviser. In the selection of such brokers or dealers and the placing of such orders, the Subadviser is directed at all times to seek for the Fund the most favorable execution and net price available except as otherwise described herein. It is understood that it is desirable for the Fund that the Subadviser have access to supplemental investment and market research and security and economic analyses provided by brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Subadviser is authorized to place orders for the purchase and sale of securities for the Fund with such brokers consistent with the requirements of Section 28(e) of the Securities Exchange Act of 1934, subject to review by the Trust's Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Subadviser in connection with its services (and the services of the Subadviser's affiliates) to other clients.

         (b) On occasions when the Subadviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Subadviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such clients.

         3. Other Agreements, etc. It is understood that any of the shareholders, Trustees, officers and employees of the Trust may be a shareholder, director, officer or employee of, or be otherwise interested in, the Subadviser, any interested person (as defined in the 1940 Act) of the Subadviser, any organization in which the Subadviser may have an interest or any organization which may have an interest in the Subadviser and that the Subadviser, any such interested person or any such organization may have an interest in the Trust. It is also understood that the Subadviser, the Manager and the Trust may have advisory, management, service or other contracts with other individuals or entities, and may have other interests and businesses. When a security proposed to be purchased or sold for the Trust is also to be purchased or sold for other accounts managed by the Subadviser at the same time, the Subadviser shall make such purchases or sales on a pro rata, rotating or other equitable basis so as to avoid any one account being preferred over any other account.

         4. Subadviser's Compensation. The Manager shall pay to the Subadviser for services hereunder a fee at the annual rate provided in the following schedule based on the Fund's net assets under the Subadviser's management:

                  Percent             Net Assets

                  0.85%                        Up to and including $50 million
                  0.80%                        Over $50 million

Such fee shall be calculated and accrued on a monthly basis as a percentage of the Fund's month end net assets under the Subadviser's management, and shall be payable quarterly after the end of each calendar quarter on or before the 15th day of January, April, July and October of each year with respect to the preceding quarter. If this Contract shall be effective for only a portion of a calendar quarter, the aforesaid fee shall be prorated for that portion of such calendar quarter during which this Contract is in effect.

         5. Assignment and Amendment. This Contract shall automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the 1940 Act) or in the event of the termination of the Management Contract between the Trust and the Manager insofar as it applies to the Fund; provided, that such termination shall not relieve either party of any liability incurred hereunder. The terms of this Contract shall not be changed unless such change is approved in accordance with the requirements of the 1940 Act, and as such requirements may be modified by rule, regulation or order of the Securities and Exchange Commission ("SEC").

         6.  Effective Period and Termination of this Contract.

         (a) This Contract shall become effective on the date hereof and shall remain in full force and effect until two years from the date hereof and from year to year thereafter, but only so long as its continuance is approved annually in accordance with the requirements of the 1940 Act, and as such requirements may be modified by rule, regulation or order of the SEC.

         (b) The Trust or the Manager may at any time terminate this Contract by not more than sixty (60) days' nor less than thirty (30) days' written notice given to the Subadviser.

         (c) The Subadviser may at any time terminate this Contract by not less than one hundred twenty (120) days' written notice given to the Trust and the Manager.

         7. Complete Agreement. This Contract states the entire agreement of the parties hereto, and is intended to be the complete and exclusive statement of the terms hereof. It may not be added to or changed orally, and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with Section 5 hereof and the applicable requirements of the 1940 Act.

         8. Nonliability of the Subadviser. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Subadviser, or of reckless disregard of its obligations and duties hereunder, the Subadviser shall not be subject to any liability to the Manager or the Trust, to any shareholder of the Fund, or to any person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder. Nothing herein, however, shall derogate from the Subadviser's obligations under applicable federal and state securities laws.

         9. Limitation of Liability of the Trustees, Officers and Shareholders. A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Contract is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations under this Contract are not binding upon any of the Trustees, officers or shareholders of the Trust but are binding only upon the assets and property of the Fund.

         10. Notices. Any notice, instruction, request or other communications required or contemplated by this Contract shall be in writing and shall be duly given when deposited by first class mail, postage prepaid, addressed to (or delivered by hand with confirmation to) the Trust, the Manager or the Subadviser at the applicable address set forth below:

         If to Subadviser:

                  Kennedy Capital Management
                  10829 Olive Boulevard
                  St. Louis, Missouri 63141

         If to Trust:

                  Clearwater Investment Trust
                  332 Minnesota Street, Suite 2100
                  St. Paul, Minnesota 55101

         If to Manager:

                  Clearwater Management Co., Inc.
                  332 Minnesota Street, Suite 2100
                  St. Paul, Minnesota 55101

         11. Disclosure Statement. The Manager and the Trust acknowledge receipt of the Subadviser's written disclosure statement required by Rule 204-3 under the Investment Advisers Act of 1940 not less than 48 hours prior to entering into this Contract.

         12. Governing Law. This Contract and all performance hereunder shall be governed by, interpreted, construed and enforced in accordance with the laws of the State of Minnesota.

         13. Any term or provision of this Contract which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Contract or affecting the validity or enforceability of any of the terms or provisions of this Contract in any other jurisdiction.

         14. This Contract may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their duly authorized officers and as of the day and year first written above.

                               CLEARWATER INVESTMENT TRUST


                               By:__________________________________
                               Name:    Philip W. Pascoe
                               Title:   Chairman



                               CLEARWATER MANAGEMENT CO., INC.


                               By:__________________________________
                               Name:    Philip W. Pascoe
                               Title:   Chairman



                               KENNEDY CAPITAL MANAGEMENT


                               By:__________________________________
                               Name:    Richard Sinese
                               Title:   Chief Investment Officer and
                                        Vice President

                           CLEARWATER INVESTMENT TRUST
                            Clearwater Small Cap Fund
                        332 Minnesota Street, Suite 2100
                            St. Paul, Minnesota 55101

This proxy is solicited on behalf of the board of trustees of Clearwater Investment Trust for the special meeting of shareholders of Clearwater Small Cap Fund (meeting). The undersigned hereby appoints Frederick T. Weyerhaeuser and Daniel C. Titcomb and each of them, attorneys and proxies for the undersigned, with full power of substitution and revocation to represent the undersigned and to vote on behalf of the undersigned those shares of the fund which the undersigned is entitled to vote at the meeting to be held at the offices of the trust, 332 Minnesota Street, Suite 2100, St. Paul, Minnesota 55101 on June 24, 1999, at 8:30 a.m., Central time, and at any adjournment of the meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and the accompanying proxy statement and hereby instructs the attorneys and proxies to vote the shares as indicated on this proxy card. In their discretion, the proxies are authorized to vote upon other business that may properly come before the meeting. The undersigned hereby revokes any proxy previously given.

Please sign and date the proxy card and return it with your vote in the enclosed envelope.

Please indicate your vote by an "X" in the appropriate box on the reverse side. This proxy, if properly executed, will be voted in the manner directed by the shareholder. If no direction is made, this proxy will be voted FOR the proposal. Please refer to the proxy statement for a discussion of the proposal.

     PLEASE MARK VOTE                       For         Against        Abstain
     AS IN THIS EXAMPLE   [X]

     1.    Approve subadvisory contract     [  ]        [  ]           [  ]
           with Kennedy Capital
           Management.


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Please be sure to sign and date this proxy card.  Date:
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
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
                                                            Please sign exactly as your name appears on
Shareholder sign here           Co-owner sign here          this proxy.  If joint owners, EITHER may
                                                            sign this proxy.  When signing as attorney,
                                                            executor, administrator, trustee, guardian
                                                            or corporate officer, please give your full
                                                            title.
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